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                                                                       EXHIBIT 5
           [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]


                                 August 9, 1999


Mannatech, Incorporated
600 S. Royal Lane, Suite 200
Coppell, TX 75019

Ladies and Gentlemen:

     We have acted as counsel to Mannatech, Incorporated, a Texas corporation (the "Company"), in connection with the proposed secondary public offering of 1,519,542 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), as described in a registration statement on Form S-1 filed with the Securities and Exchange Commission on May 13, 1999 (as amended, the "Registration Statement").

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     A. The shares of Common Stock that are to be sold and delivered by certain shareholders of the Company (the "Selling Shareholders") as set forth in the Registration Statement, have been duly and validly authorized by the Company.

     B. The shares of Common Stock that are currently held by the Selling Shareholders and that are to be sold and delivered by the Selling Shareholders as set forth in the Registration Statement have been validly issued and are fully paid and non-assessable.
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Mannatech, Incorporated
August 9, 1999
Page 2

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                             Sincerely,

                             /S/ AKIN,GUMP, STRAUSS, HAUER & FELD, L.L.P.

                             AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.